Exhibit 99.1

Michael P. Daly President and Chief Executive Officer NASDAQ : BHLB www.berkshirebank.com August 1, 2007

In the last two years we have... Grown from 11 stores to 48 stores Expanded from Berkshire County into three states in our four state target market Became one of the top dozen banks in country in insurance revenue as percentage of operating revenue Consistently grown basic business lines at double digit annual rates Recruited new executives from Bank of America, TD Banknorth and KeyBank to build regional franchise Implemented distinctive new branding and exciting “can do” corporate culture Note: Includes pending acquisition of Factory Point Bancorp, Inc. in Manchester Center, Vermont (FAPB).

Transitioning into a Regional Financial Enterprise 5.9% Tangible equity/assets 12.7% Equity/assets 7.10% ROE 0.88% ROA 48 Stores $0.7 billion Assets under management $23.8 million Annualized net income $2.6 billion Total assets Proforma Combined 3/31/07 Size Berkshire Bank (31 branch stores) Factory Point Bank (7 branch stores) Berkshire Insurance Group (10 stores) Manchester Springfield Albany Hartford New York Vermont New Hampshire Massachusetts Connecticut Berkshire County Total Stores - 48 Note: Includes pending acquisition of Factory Point Bancorp, Inc. in Manchester Center, Vermont (FAPB).

Key Steps in Our Growth Woronoco Bancorp – 10 branches - $850 million in assets Greater Springfield Massachusetts Region 15% deposit growth in 2006 25% commercial loan growth in 2006 New York de Novo Program – 10 branches in 2005 – 2007 New York Albany Capital Region $132 Million in deposits at June 30, 2007 $166 Million in commercial loans at June 30, 2007 Berkshire Insurance Group – 10 offices - $12 million annual revenues Largest combined agency in Western Massachusetts Acquisition of five affiliated agencies $70 Million annual premium volume Factory Point Bancorp – 7 branches - $340 million in assets (pending acquisition) Southern Vermont Region $275 million in deposits at March 31, 2007 $128 million in commercial loans at March 31, 2007 2005 2005 2006 2007

New England Market Strengths Map Source: Moody’s/Economy.com 5/24/07 – Map of Expansion New England Economic Partnership Compared to US average: Higher per capita income Lower unemployment Higher economic growth Primary market strengths: Quality of life Low, stable cost of living Access to New York and Boston Albany Tech Valley

Expanded Leadership for a Regional Company Lawrence A. Bossidy Non-Executive Chairman of the Board Michael P. Daly President & Chief Executive Officer Retired Chairman & CEO of Honeywell International and Allied Signal, Former Vice Chair of General Electric Thomas W. Barney, CFP Senior Vice President, Asset Management/Trust Thomas C. Crowley Regional President, New York Gayle P. Fawcett Senior Vice President, Technology & Operations Linda A. Johnston Senior Vice President, Human Resources John S. Millet Senior Vice President Controller Michael J. Oleksak Executive Vice President, Commercial Banking Senior Management New Executive Recruitment in Last Year Michael J. Ferry Senior Vice President, Commercial Lending Ross D. Gorman President, Berkshire Insurance Group, Inc. John J. Howard Executive Vice President, Retail Banking Shepard D. Rainie Senior Vice President, Risk Management Kevin P. Riley Executive Vice President Chief Financial Officer & Treasurer John J. Howard – Bank of America, Consumer Market Executive Michael J. Oleksak – TD Banknorth Co., Regional Executive Shepard D. Rainie – Bank of America, Managing Director Kevin P. Riley – KeyBank NA, Executive Vice President

Our Goals for Creating Value Create nationally recognized brand and business style Expand strong, high quality franchise through motivated teamwork and relationship building Take market share as a regional bank from national and community competitors as only locally headquartered regional bank in primary market Continue to generate strong top line growth from organic, de novo, acquisition and product expansion Achieve high performance profitability metrics based on diversified revenue sources with strong commercial components Produce attractive earnings growth and shareholder return Vision To establish the institution as a world-class financial services company through an engaging and exciting environment where customers want do business and employees want to work.

How We Differentiate Ourselves Enthusiastic and focused teamwork Culture Create exciting brand experience Brand

How We Differentiate Ourselves Six Sigma service excellence, business sense, productivity, profitability Process Grow the “pool” of customers, products, and cross-sales Relationships

Creating a Culture of Excitement “I’m So Excited!” – Pointer Sisters’ music and lyrics “America’s Most Exciting Bank” – service mark An exciting, memorable customer experience Employees “live” the brand everyday

Ongoing Growth in Core Earnings CAGR = 22% Note: De novo branch costs totaled $1.8 million in 2006. CAGR before de novo costs is 26%. ($ Millions) Pro forma Annualized w/FAPB $23.8 $17.6 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 2002 2003 2004 2005 2006

CAGR = 24% $1,699 Diversified Loan Growth Based on Commercial Loans ($ Millions) Pro forma Annualized w/FAPB $1,988 $376 $707 $905 Note: Pro forma includes Factory Point as of 3/31/07. $757 $599 $343 $0 $400 $800 $1,200 $1,600 $2,000 2002 2003 2004 2005 2006 Commercial Residential Consumer

CAGR = 18% $1,522 Deposit Growth Built on Core Accounts ($ Millions) Pro forma Annualized w/FAPB $1,825 $357 $440 $1,028 Note: Pro forma includes $13 million planned runoff of brokered time deposits. Pro forma includes Factory Point as of 3/31/07. $831 $370 $321 $0 $400 $800 $1,200 $1,600 $2,000 2002 2003 2004 2005 2006 Non-maturity Time < $100M Time > $100M

Net Interest Income Driven by Balance Sheet Growth Pro forma Annualized w/FAPB $75 CAGR = 10% $60 $0.0 $25.0 $50.0 $75.0 2002 2003 2004 2005 2006

Emphasis on Fee Income Growth CAGR = 47% ($ Millions) Pro forma Annualized w/FAPB $28 $14 $5 $9 $22 2006 Pro forma w/Insurance Acquisition $6 $3 $13 $0 $4 $8 $12 $16 $20 $24 $28 2002 2003 2004 2005 2006 Deposit & loan fees Wealth management Insurance

Careful Attention to Operating Efficiencies Excluding de novo branch costs 58.5% 56.1% Pro forma Annualized W/FAPB Efficiency ratio impacted by insurance and de novo branches 60.6% 57.7% 52.0% 54.0% 56.0% 58.0% 60.0% 62.0% 64.0% 66.0% 2002 2003 2004 2005 2006

Double Digit Core EPS Growth CAGR = 11% (13% before de novo costs) Note: De novo branch costs total $0.14 per share (after tax) in 2006. $1.32 $1.55 $1.92 $2.11 $2.00 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2002 2003 2004 2005 2006

Effective Capital Utilization 2007 Pro forma Annualized w/FAPB 6.0% Ratio of Tangible Equity/Tangible Assets 6.7% 0.0% 5.0% 10.0% 15.0% 2002 2003 2004 2005 2006

Conservative Asset Quality Pro forma 3/31/07 w/FAPB 0.37% 0.10% 0.35% 0.07% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 2002 2003 2004 2005 2006 Nonperforming Assets/Total Assets Annualized Net Charge-offs/Average Loans

Compound Annual Growth 2002 - 2006 13% Core EPS before de novo costs 11% Core EPS 22% Core earnings 16% Core operating revenue Note: Core operating revenue includes annualized insurance revenues acquired in 2006.

Questions

August 1, 2007 For questions, please contact: David Gonci Corporate Finance Officer (413) 281-1973 dgonci@berkshirebank.com 22

Forward Looking Information Statements contained in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: adverse governmental or regulatory policies may be enacted; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additionally, other risks and uncertainties may be described in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements. This presentation also contains certain forward-looking statements about the proposed merger of Berkshire Hills Bancorp and Factory Point. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Hills Bancorp and Factory Point, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Hills Bancorp and Factory Point are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire Hills Bancorp files with the Securities and Exchange Commission. The proposed transaction has been submitted to Berkshire Hills’ and Factory Point’s stockholders for their consideration. Berkshire Hills has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents concerning Berkshire Hills Bancorp, Factory Point, the proposed transaction, the persons soliciting proxies in the merger and their interest in the merger and related matters. Stockholders of Berkshire Hills and Factory Point are urged to read the registration statement, including the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. You can obtain a free copy of all documents filed with the SEC by Berkshire Hills on the SEC’s web site (http://www.sec.gov). In addition, documents field with the SEC by Berkshire Hills are available, without charge, by directing a request to Ann Racine, Investor Relations, Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, MA 01201 (413) 236-3239. Berkshire Hills and its directors and executive officers may be deemed to be participants in the solicitations of proxies from its stockholders in connection with the merger. Information about the directors and executive officers of Berkshire Hills and their ownership of Berkshire Hills common stock is set forth in the proxy statement, dated April 2, 2007, for Berkshire Hills’ 2007 annual meeting of stockholders, which is available on Berkshire’s website at www.berkshirebank.com or on the SEC’s website.

Berkshire Hills Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except share data)		At and for the years ended December 31,				
		2002	2003	2004	2005	2006
Net income	(A)	$ 2,097	$ 8,965	$ 11,509	$ 8,226	$ 11,263
Less: Gain on sale of securities, net		(15,143)	(3,077)	(1,402)	(3,532)	3,130
Plus: Termination of ESOP			-	-	8,836	
Plus: Other, net		19,857	2,608	653	2,142	6,416
Adj: Income taxes		962	360	261	133	(3,252)
Core income	(A1)	7,773	8,856	11,021	15,805	17,557
Plus: Amortization of intangible assets (net of taxes)		132	132	64	741	1,363
Tangible core income	(B)	$ 7,905	$ 8,988	$ 11,085	$ 16,546	$ 18,920
Total non-interest income		$ 6,427	$ 6,448	$ 7,764	$ 14,923	$ 12,048
Less: Gain on sale of securities, net		(15,143)	(3,077)	(1,402)	(3,532)	3,130
Plus: Other		13,704	2,060	-	-	-
Core non-interest income	(C)	4,988	5,431	6,362	11,391	15,178
Net interest income		40,700	37,566	40,357	51,617	60,240
Total core operating revenue	(C1)	$ 45,688	$ 42,997	$ 46,719	$ 63,008	$ 75,418
Total non-interest expense		$ 37,279	$ 28,243	$ 28,977	$ 48,998	$ 48,868
Less: Termination of ESOP		-	-	-	(8,836)	-
Less: Merger and conversion expense		-	-	-	(2,142)	-
Less: Other		(6,900)	(408)	-	-	(1,510)
Core non-interest expense	(D1)	30,379	27,835	28,977	38,020	47,358
Less: Amortization of intangible assets		(203)	(203)	(98)	(1,140)	(2,035)
Total core tangible non-interest expense	(D2)	$ 30,176	$ 27,632	$ 28,879	$ 36,880	$ 45,323
Total average assets	(E)	$ 1,051,800	$ 1,115,800	$ 1,289,500	$ 1,745,200	$ 2,116,300
Less: Average intangible assets		(10,300)	(10,300)	(8,700)	(62,000)	(103,200)
Total average tangible assets	(F)	$ 1,041,500	$ 1,105,500	$ 1,280,800	$ 1,683,200	$ 2,013,100
Total average stockholders' equity	(G)	$ 136,200	$ 123,100	$ 127,100	$ 196,500	$ 255,700
Less: Average intangible assets		(10,300)	(10,300)	(8,700)	(62,000)	(103,200)
Total average tangible stockholders' equity	(H)	$ 125,900	$ 112,800	$ 118,400	$ 134,500	$ 152,500
Core return on tangible assets	(B/F)	0.76 %	0.81 %	0.87 %	0.98 %	0.94 %
Core return on tangible equity	(B/H)	6.28	7.97	9.36	12.30	12.40
Efficiency ratio		64.55	63.64	60.66	57.03	58.46
Total average diluted shares (in thousands)	(I)	5,867	5,703	5,731	7,503	8,730
Net income per diluted share	(A/I)	$0.36	$1.57	$2.01	$1.10	$1.29
Core income per diluted share	(A1/I)	$1.32	$1.55	$1.92	$2.11	$2.00

Efficiency Ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this common non-GAAP measure to provide important information regarding its operational efficiency.

BHLB www.berkshirebank.com

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"I'm So Excited!" BERKSHIRE HILLS BANCORP